Exhibit 5.1

4600 Madison Avenue, Suite 1000

Kansas City, MO 64112

Tel: 816.627.5332

www.sandbergphoenix.com

December 9, 2024

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

Re:	UMB Financial Corporation Registration Statement on Form S-8 for the UMB Financial Corporation Omnibus Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as special local counsel to UMB Financial Corporation, a Missouri corporation (the “Company”), in connection with the issuance of an opinion under the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and regulations promulgated thereunder.

The Registration Statement relates to, among other things, the registration under the Act of 1,850,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, which Shares may be issued and sold from time to time pursuant to the UMB Financial Corporation Omnibus Incentive Compensation Plan (the “Plan”).

As the basis for the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Restated Articles of Incorporation of the Company, as amended to date, (iii) the Bylaws of the Company, as amended to date, (iv) the Plan, (v) resolutions and the record of actions taken by the Company’s board of directors and committees thereof and by the Company’s stockholders, in each case, with respect to, among other things, the Plan, the Shares and the authorization of the preparation and filing of the Registration Statement, and (vi) such other instruments, documents and corporate records as we have deemed necessary or appropriate for purposes of the opinion expressed herein.

In addition, we have reviewed certain certificates of public officials and of officers of the Company and we have relied on such certificates with respect to certain factual matters that we have not independently established. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate, and (vii) the consideration to be received by the Company in exchange for each Share to be issued pursuant to the Plan constitutes adequate consideration therefor.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the Shares, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion herein as to matters involving the laws of any jurisdiction other than the present federal laws of the United States of America, The General and Business Corporation Law of Missouri, and the present judicial interpretations thereof. We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion herein is based and any other laws that may actually govern.

The opinion expressed herein is limited to the specific issues addressed therein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinion expressed herein shall not be construed as or deemed to be a guaranty or insuring agreement. The opinion expressed herein is rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules of the Commission promulgated thereunder.

Sincerely,

/s/ Sandberg Phoenix & von Gontard P.C.